Exhibit 1.1

UNDERWRITING AGREEMENT

REGIONS FINANCIAL CORPORATION

20,000,000 Depositary Shares

Each Representing a 1/40th

Interest in a Share of

6.375% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B

April 24, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As representatives of the several Underwriters

named in Schedule I hereto (“you” or the “Representatives”)

Ladies and Gentlemen:

Regions Financial Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 20,000,000 depositary shares (the “Shares”), each representing a 1/40th interest in a share of its 6.375% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, par value $1 per share and liquidation preference $1,000 per share (“Preferred Stock”) and, together with the Shares, the “Securities”). The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by Computershare Trust Company, N.A. (the “Depositary”) under a deposit agreement, to be dated April 29, 2014 (the “Deposit Agreement”), among the Company, the Depositary, Computershare, Inc. and the holders from time to time of the Depositary Receipts issued hereunder. The terms of the Preferred Stock will be set forth in a certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-186811) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the “Applicable Time” (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 6:12 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; as of the applicable effective date as to each part of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any post-effective amendment thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Time of Delivery (as defined in Section 4 hereof), the Prospectus and any amendment or supplement thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto;

(f) Each of the Company and Regions Bank has been duly formed or incorporated and is validly existing as a corporation or a bank, as applicable, in good standing under the laws of the jurisdiction in which it is formed, incorporated, chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except in any case in which the failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein)); and Regions Bank is the only “significant subsidiary” (as such term is defined in Rule 1-02(w) or Regulation S-X under the Act).

(g) The Company is duly registered as a bank holding company and has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, as amended;

(h) [Reserved];

(i) Neither the Company nor Regions Bank has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since December 31, 2013, there has not been (x) any change in the capital stock of the Company or Regions Bank (other than issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans or repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the Pricing Prospectus and, to avoid doubt, dividends on preferred and common stock or on any capital stock of Regions Bank), (y) any material increase in the long-term debt of the Company and Regions Bank, or (z) any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(j) At the end of the most recently completed fiscal year, the Company had an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of December 31, 2013, contained in the Company’s annual report on Form 10-K for the year ended December 31, 2013, and except as otherwise disclosed in the Pricing Disclosure Package, the Registration Statement and the Prospectus, there has been no material change in such information since the end of such fiscal year (subject to the issuance of shares of common stock upon exercise of stock options, warrants and convertible securities disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus, the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus, and the repurchase of shares of common stock pursuant to a share repurchase program disclosed in the Pricing Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

(k) All the outstanding shares of capital stock of Regions Bank have been duly and validly authorized and issued and are fully paid and non-assessable (except as provided in statutes pursuant to which depository institution subsidiaries are subject), and, except as otherwise set forth in the Pricing Prospectus, the Company owns all of the voting capital stock of Regions Bank (except for directors’ qualifying shares, if any), free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(l) The Preferred Stock has been duly authorized and, when issued and delivered against payment therefor as provided herein and in the Deposit Agreement, will be validly issued and fully paid and non-assessable and conforms or will conform, in all material respects, to the description of the Preferred Stock contained in the

Registration Statement, the Pricing Prospectus, and the Prospectus; and when the Shares have been issued and delivered against payment therefor and the Depositary Receipts have been duly executed and delivered by the Depositary, in accordance with this Agreement and the Deposit Agreement, the holders of the Shares will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts; and the Shares conform or will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(m) The Certificate of Designations has been duly authorized by the Company. The Certificate of Designations sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designations;

(n) The statements made in the Registration Statement, Pricing Disclosure Package and Prospectus under the captions “Description of Capital Stock”, “Description of the Series B Preferred Stock” and “Description of Depositary Shares” insofar as they purport to constitute summaries of the terms of the Securities and the Certificate of Designations, constitute accurate summaries of the terms of such documents in all material respects;

(o) This Agreement has been duly authorized, executed and delivered by the Company;

(p) The Deposit Agreement has been duly authorized and, when validly executed and delivered by the Company and the Depositary, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and such Deposit Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(r) Other than the filing of the Certificate of Designations, a Form 8-A registering the Shares, and an application to list the Shares on the New York Stock Exchange, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the Deposit Agreement, or in connection with the transactions contemplated by this Agreement or the Deposit Agreement except such as have been obtained or such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus;

(s) The issue and sale of the Securities by the Company, the execution, delivery or performance by the Company of this Agreement, the Deposit Agreement and the Certificate of Designations and the consummation of the transactions contemplated herein and under the Deposit Agreement will not conflict with or result in a breach or violation pursuant to, (i) the certificate of incorporation or other charter document or by-laws of the Company or Regions Bank (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or Regions Bank is a party or by which the Company or Regions Bank is bound or to which any of the property or assets of the Company or Regions Bank is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or Regions Bank of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or Regions Bank or any of its or their properties which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Pricing Prospectus and the Prospectus, or a material adverse effect on the consummation of the transactions contemplated hereby (collectively, a “Material Adverse Effect”);

(t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Pricing Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

(u) Except as disclosed in the Pricing Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or Regions Bank or its or their property is pending or, to the best knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect;

(v) Neither the Company nor Regions Bank is in (i) violation of any provision of its respective charter or by-laws; (ii) default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) violation of any statute, law, rule regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate along with all other violations and defaults referred to in this paragraph (v), reasonably be expected to result in a Material Adverse Effect;

(w) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty to the extent that any of the foregoing is due and payable, except for any that is currently being contested in good faith, or as would not reasonably be expected to result in a Material Adverse Effect;

(x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company except as described in or contemplated by the Pricing Prospectus and applicable banking laws and regulations;

(y) The Company and Regions Bank possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except those the failure of which to possess would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(z) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(aa) Ernst & Young LLP, which has audited the consolidated financial statements of the Company and its consolidated subsidiaries, and delivered its report with respect to audited consolidated financial statements included in the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(bb) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(cc) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(dd) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ff) (i) The Company and Regions Bank are in compliance with all laws and regulations administered by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), the Alabama Banking Department and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect; and (ii) the deposit accounts of Regions Bank are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened;

(gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation material to the Company by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(hh) To the Company’s knowledge, the operations of the Company and its subsidiaries are currently in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States (collectively, the “Money Laundering Laws”); and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, in each case, that is material to the Company and its subsidiaries, taken as a whole; and

(ii) Neither the Company nor any of its affiliates is currently subject to any sanctions imposed by the United States and administered by the Office of Foreign Assets Control of the United States Department of the Treasury; and the proceeds from the offering will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person subject to any of such sanctions.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.6250 per Share for 5,433,000 Shares sold to institutional investors and $24.2125 per Share for 14,567,000 Shares sold to other investors, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Company will deliver the Shares to one or more of the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing the Depositary to register the Shares in global book entry form in the name of Cede & Co., or such other nominee as The Depository Trust Company (“DTC”) may designate, and shall cause DTC to credit the Shares to the account of one or more of the Representatives at DTC. The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on April 29, 2014 or such other time and date as the

Representatives and the Company may agree upon in writing. Such date for delivery of the Securities is herein called the “Closing Date,” and such, time and date for delivery of the Securities is herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP (the “Closing Location”), and the Shares will be credited to the account of the Representatives at DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus (other than an amendment or supplement as a result of filings required to be made by the Company under the Exchange Act) prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof, if requested by you prior to the Applicable Time; to prepare a final term sheet, containing solely a description of the Securities in a form set forth in Schedule III hereto and to file such a term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (other than an amendment or supplement as a result of filings required to be made by the Company under the Exchange Act), of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus with respect to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation where it is not now qualified, (ii) to file a general consent to service of process in any jurisdiction where it is not now so subject or (iii) to take any action that would subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(d) Prior to 12:00 p.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as they may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to including the date 30 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Preferred Stock or any such substantially similar securities, without the Representatives’ prior written consent;

(g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(i) That application has been made, and the Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

6. (a) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay all expenses incident to the performance of each of its obligations under this Agreement and will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey and/or memorandum; (iv) all fees and expenses in connection with the rating of the Securities and the listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) any stock or transfer taxes and stamp or similar duties and the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make;

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof; and all other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated as the Closing Date, with respect to such matters as you may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(c) The Company shall have furnished to the Underwriters an opinion, dated as of the Closing Date, of Hugh C. Nickson, III, Assistant General Counsel of the Company, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A hereto;

(d) Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Underwriters an opinion and letter, each dated as of the Closing Date, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit B-1 and B-2 hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement but prior to the Closing Date (other than the Prospectus) and also on the Closing Date, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Prospectus;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the

Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since December 31, 2013, there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g) The Company shall have complied with the provisions of the first sentence of Section 5(d) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Alabama authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and

(j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you that the representations and warranties of the Company are true and correct on and as of such date; the performance by the Company in all material respects of all its obligations required to be performed at or prior to such time; and as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or any Pricing Disclosure Package under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter severally will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Pricing Disclosure Package or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party pursuant to such subsection unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection 10(a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection 10(a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection 10(b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities. The provisions of Section 7 and Section 9 hereof shall survive the termination or cancellation of this Agreement.

12. If for any reason any Securities are not delivered by or on behalf of the Company as provided herein other than because of a termination of this Agreement pursuant to Section 10, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities, except as provided in Sections 7 and 9 hereof.

13. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

17. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

18. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

20. All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., at 200 West Street, New York, NY 10282, toll free (866) 471-2526, Attention: Registration Department; Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, attention: Debt Capital Markets Syndicate (Fax: (212) 797-2202), with a copy to General Counsel (Fax: (212) 797-4561); J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk; fax – 212-834-6081; Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, with a copy to the Legal Department; with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York NY 10006, 212-225-2000, Attention: David Lopez; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, facsimile number 212-291-9025, Attention: Catherine M. Clarkin; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriters upon request.

21. Any action under this Agreement taken by the Underwriters jointly will be binding upon all the Underwriters. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

REGIONS FINANCIAL CORPORATION

By:	/s/ Michael D. Smithy
Name: Michael D. Smithy
Title: Executive Vice President and Treasurer

[Signature page to Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name:	Ryan Gilliam
Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Adam Raucher
Name:	Adam Raucher
Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name:	John Han
Title:	Director

J. P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

On behalf of each of the Underwriters

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased

Goldman, Sachs & Co.	4,200,000
Deutsche Bank Securities Inc.	4,000,000
J. P. Morgan Securities LLC	4,000,000
Morgan Stanley & Co. LLC	4,000,000
Regions Securities LLC	1,000,000
Apto Partners, LLC	200,000
Barclays Capital Inc.	900,000
Credit Suisse Securities (USA) LLC	900,000
Mischler Financial Group, Inc.	200,000
Raymond James & Associates, Inc.	200,000
Samuel A. Ramirez & Company, Inc.	200,000
Sandler O’Neill & Partners, L.P.	200,000
Total	20,000,000

I-1

SCHEDULE II

(a) Free Writing Prospectus listed pursuant to Section 6(a)

(i) Pricing Term Sheet, a form of which is included in Schedule III hereto

(b) Additional Documents Incorporated by Reference:

(i) Current Report on Form 8-K announcing increased common stock dividends and authorization of common stock repurchases

(ii) Current Report on Form 8-K announcing the results of the Company’s annual stockholder meeting

II-1

SCHEDULE III

Pricing Term Sheet

This term sheet supplements the information set forth under “Description of the Series B Preferred Stock” in the preliminary prospectus supplement, dated April 24, 2014 to the prospectus dated February 22, 2013.

Issuer:	Regions Financial Corporation

Security:	Depositary shares (the “Depositary Shares”) each representing a 1/40th interest in a share of 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, of the Issuer (the “Preferred Stock”)

Expected Security Ratings:*	[Reserved.]

Size:	$500,000,000 (20,000,000 Depositary Shares)

Liquidation Preference:	$25 per Depositary Share (equivalent to $1,000 per share of Preferred Stock)

Term:	Perpetual

Dividend Rate (Non-Cumulative):	From the date of issuance to but excluding September 15, 2024, at an annual rate of 6.375%, and from and including September 15, 2024, at an annual rate equal to three-month LIBOR plus 3.536%, in each case, only when, as and if declared

Dividend Payment Dates:	Quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014
Day Count:	From the date of issuance to but excluding September 15, 2024, 30/360 and from and including September 15, 2024, actual/360

Trade Date	April 24, 2014

Settlement Date:	April 29, 2014 (T+3)

Optional Redemption:	The Issuer may redeem the Preferred Stock, at its option, at a price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to but excluding the redemption date, (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2024 or (ii) in whole but not in part, at any time following a regulatory capital treatment event (as defined in the preliminary prospectus supplement dated April 24, 2014).

Listing:	Application will be made to list the Depositary Shares on the New York Stock Exchange (the “NYSE”) under the symbol “RFPrB.” If approved for listing, trading of the Depositary Shares on the NYSE is expected to commence within a 30-day period after the original issuance date of the Depositary Shares.

Public Offering Price:	$25 per Depositary Share

Underwriting Discounts and Commissions:	$0.675444 per Depositary Share, reflecting 5,433,000 depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.3750 per depositary share, and 14,567,000 depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per depositary share.

Net Proceeds (before expenses) to Issuer:	$486,491,112.50

Joint Book-Running Managers:	Goldman, Sachs & Co., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

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Lead Manager:	Regions Securities LLC

Co-Managers:	Apto Partners, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Mischler Financial Group, Inc., Raymond James & Associates, Inc., Samuel A. Ramirez & Company, Inc. and Sandler O’Neill & Partners, L.P.

CUSIP/ISIN for the Depositary Shares:	7591EP 506 / US7591EP5063

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Depositary Shares are not deposits or obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency or instrumentality.

Regions Financial Corporation has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents Regions Financial Corporation has filed with the SEC and incorporated by reference in such documents for more complete information about Regions Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of these documents by calling Goldman, Sachs & Co. toll free at (866) 471-2526, Deutsche Bank Securities Inc. toll-free at 1-800-326-5897, J.P. Morgan Securities LLC toll free at 1-212-834-4533, or Morgan Stanley & Co. LLC toll free at 1-866-718-1649.

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